Exhibit 99.g(1)(f)

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

Amendment dated January 31, 2007, to the Master Custodian Agreement dated May 8, 2001, as amended (the “Agreement”), by and between State Street Bank and Trust Company (the “Custodian”) and each INVESCO entity set forth in Appendix A thereto (each, a “Fund”) on behalf of itself or its portfolio(s) (each, a “Portfolio”).

WHEREAS, the Fund and the Custodian wish to amend a provision of the Agreement to authorize the Custodian to establish and maintain segregated accounts upon Proper Instruction by a Fund.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Custodian and each Fund hereby amend the Agreement, pursuant to the terms thereof, as follows:

I.                                         Section 2.12 is amended and replaced as follows:

Section 2.12     Segregated Account

The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or  securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission, or interpretative opinion of the staff thereof, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions.

II.                                   Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.  In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

EACH INVESCO ENTITY SET FORTH IN APPENDIX A

ATTACHED HERETO

By: /s/ Philip A. Taylor
Name: Philip A. Taylor
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

APPENDIX A

to

INVESCO MASTER CUSTODIAN AGREEMENT

Dated: May 8, 2001

(as revised November 8, 2006)

AIM COUNSELOR SERIES TRUST

•                        AIM Advantage Health Sciences Fund

•                        AIM Multi-Sector Fund

•                        AIM Floating Rate Fund

•                        AIM Structured Core Fund

•                        AIM Structured Growth Fund

•                        AIM Structured Value Fund

AIM SECTOR FUNDS

•                        AIM Energy Fund

•                        AIM Financial Services Fund

•                        AIM Gold & Precious Metals Fund

•                        AIM Leisure Fund

•                        AIM Technology Fund

•                        AIM Utilities Fund

AIM STOCK FUNDS

•                        AIM Dynamics Fund

•                        AIM S&P 500 Index Fund